Exhibit 99.2

NUVILEX, INC.

COMPENSATION COMMITTEE CHARTER

This Compensation Committee Charter (“Charter”) was adopted by the Board of Directors (“Board”) of Nuvilex, Inc. (“Company”) on September 19, 2014.

Purposes

The Compensation Committee of the Board (“Compensation Committee”) is established to discharge the responsibilities of the Board relating to compensation of the Company’s directors and executive officers. The Compensation Committee has overall responsibility for approving and evaluating director and executive officer compensation plans, policies and programs of the Company. The Compensation Committee is also responsible for producing an annual compensation committee report required by the rules of the United States Securities and Exchange Commission (“SEC”) for inclusion in the Company’s proxy statement for its annual meeting of stockholders.

The Compensation Committee should exercise its business judgment in carrying out the responsibilities described in this Charter in a manner the Compensation Committee members reasonably believe to be in the best interests of the Company and its stockholders. No provision of this Charter, however, is intended to create any right in favor of any third party, including any stockholder, officer, director or employee of the Company or any subsidiary thereof, in the event of a failure to comply with any provision of this Charter.

Compensation Committee Membership

The Compensation Committee shall consist of no fewer than two members. Each member of the Compensation Committee shall meet the independence requirements of The NASDAQ Stock Market, LLC (“Nasdaq”), shall qualify as an “outside director” as such term is defined in Section 162(m) of the Internal Revenue Code of 1986 and the regulations promulgated thereunder (“Section 162(m)”), or any successor provisions thereto, and shall qualify as a “non-employee director” as such term is defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, or any successor provisions thereto. The members of the Compensation Committee will be recommended for appointment by the Board to serve for such term or terms as the Board may determine or until earlier resignation, removal or death. Compensation Committee members serve at the pleasure of, and may be replaced at any time by, the Board. All vacancies will be filled by the Board.

Meetings

The Compensation Committee shall meet as often as it determines, but not less frequently than twice per year. The Compensation Committee may request any officer or employee of the Company or the Company’s outside counsel to attend a meeting of the Compensation Committee or to meet with any members of, or consultants to, the Compensation Committee.

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Compensation Committee Authority and Responsibilities

The Compensation Committee shall have the authority to retain and terminate, on behalf of the Company, any compensation consultant to be used to assist the Compensation Committee in the evaluation of director, chief executive officer or other executive officer compensation and to approve the fees and other retention terms for any such consultant. In addition, the Compensation Committee shall also have the authority to retain, at Company expense (if applicable), and to obtain advice and assistance from, legal, accounting or other advisors in connection with the performance of its duties and responsibilities. The Compensation Committee shall oversee the work of any compensation consultant or other advisors retained by the Compensation Committee. The Company shall provide appropriate funding, as determined by the Compensation Committee, for payment of compensation to any compensation consultant or other advisors retained by the Compensation Committee and of ordinary administrative expenses of the Compensation Committee that are necessary or appropriate in carrying out its duties.

The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel, only after taking into consideration the following factors:

•	the provision of other services to the Company by the person that employs the compensation consultant, legal counsel or other adviser;

•	the amount of fees received from the Company by the person that employs the compensation consultant, legal counsel or other adviser, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel or other adviser;

•	the policies and procedures of the person that employs the compensation consultant, legal counsel or other adviser that are designed to prevent conflicts of interest;

•	any business or personal relationship of the compensation consultant, legal counsel or other adviser with a member of the Compensation Committee;

•	any stock of the Company owned by the compensation consultant, legal counsel or other adviser; and

•	any business or personal relationship of the compensation consultant, legal counsel, other adviser or the person employing the adviser, with an executive officer of the Company.

Providing that it is in compliance with applicable law and Nasdaq rules, the Compensation Committee may form and delegate authority to any subcommittee comprised solely of Compensation Committee members who are independent directors.

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The Compensation Committee shall have such other authority as shall be necessary or appropriate to effectuate its purposes as set forth in this Charter.

The Compensation Committee shall establish and monitor the basic philosophy and policies governing the compensation of the Company’s directors and executive officers. The Compensation Committee will, at least annually, review and make recommendations to the Board with respect to the compensation of all directors and executive officers, including incentive compensation plans and equity-based plans.

The Compensation Committee will review, at least annually, and recommend for Board approval (or approve, where applicable) any substantive changes to the Company’s director and executive officer incentive, compensation and benefit plans.

Specific duties and responsibilities of the Compensation Committee include, but are not limited to, the following:

1.               On at least an annual basis, to review and approve the corporate goals and objectives relevant to the chief executive officer’s compensation, evaluate the chief executive officer’s performance in light of those corporate goals and objectives, and recommend to the Board for determination, the chief executive officer’s compensation level based on the Compensation Committee’s evaluation. The chief executive officer may not be present during voting or deliberations relating to his/her compensation;

2.               On at least an annual basis, to review and approve the corporate goals and objectives relevant to the compensation of the other executive officers, evaluate those executives’ performance in light of those corporate goals and objectives, and recommend to the Board for determination, the compensation levels for such executives based on the Compensation Committee’s evaluation. In performing the evaluation of the compensation of executive officers, other than the chief executive officer, members of the Compensation Committee may meet with the chief executive officer during its deliberation, although the chief executive officer may not vote on the Compensation Committee’s recommendations;

3.               To review, consider and recommend to the Board for adoption the compensation, incentive and benefit plans of any director or officer as the Compensation Committee believes to be appropriate;

4.               To administer the stock-based compensation, incentive and benefit plans of the Company which have been, or may be in the future, adopted by the Company, which plans are required (by their terms or by law, rule or regulation) to be administered by the Compensation Committee or a committee of independent directors;

5.               To approve issuances under any stock option or purchase plan to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock or options may be acquired by officers, directors, employees or consultants of the Company;

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6.               To approve issuances under any stock option or purchase plan to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which a person not previously an employee or director of the Company, as an inducement to the individual’s entering into employment with the Company, may acquire stock or options;

7.               In consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m);

8.               To review and discuss with management the Compensation Discussion and Analysis (“CD&A”) and related disclosures required by the SEC, and based on such review and discussion, recommend the final CD&A for inclusion in the Company’s proxy statement for its annual meeting of stockholders;

9.               To report at least annually to the Board;

10.            Annually, to review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for its consideration as and while appropriate;

11.            Annually, to review and evaluate the Compensation Committee’s own performance; and

12.            To perform such other duties as the Board may from time to time direct or as may be required by applicable laws rules and regulations.

Amendment

This Charter may be amended at any time by the Board. Any amendment must be disclosed as required by, and in accordance with, applicable laws, rules and regulations.

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